Exhibit 10.6

THIRD AMENDMENT TO THE

GARDNER DENVER, INC. SUPPLEMENTAL EXCESS

DEFINED CONTRIBUTION PLAN

(Restated January 1, 2008)

WHEREAS, Gardner Denver, Inc. (the “Company”) previously established the Gardner Denver, Inc. Supplemental Excess Defined Contribution Plan (the “Plan”); and

WHEREAS, the Company restated the Plan effective January 1, 2008; and

WHEREAS, the Company reserved the right to amend the Plan pursuant to Article VIII thereof; and

WHEREAS, the Company desires to modify the Plan to (i) eliminate installment forms of distributions; and (ii) eliminate subsequent distribution election changes;

NOW, THEREFORE, effective as of January 1, 2013, the Plan is amended as follows:

1.	The first paragraph of Section 5.2 of the Plan is amended to read as follows:

“5.2	Time and Form of Payment. On and after January 1, 2005, the vested balance credited to a Participant’s Separate Accounts shall be distributed to such Participant or his Beneficiary (i) except as otherwise provided in (ii) hereof or Section 5.5, in a single lump sum payment within ninety (90) days following the date the Participant Terminates, or, if so elected by the Participant at such time as designated by the Company, but in no event later than the day immediately preceding the first day of the calendar year to which such election relates (or, with respect to a new Participant who does not already participate in a deferred compensation arrangement that would be aggregated with this Plan for purposes of Section 409A of the Code, within the first 30 days after becoming eligible but only with respect to amounts deferred after the effective date of such election), a lump sum payment payable on the March 1 of the calendar year following the calendar year in which the Participant Terminates and (ii) in the case of such Participant’s Supplemental Pension Account, if any, that is distributed or commences distribution on or before December 31, 2007, in the same manner and form as the payment of benefits of such Participant from the Gardner Denver Pension Plan. Any election regarding the time and form of distribution shall be made in accordance with such form and procedures as the Company may establish from time to time, and, except as provided in Section 5.3 and 5.4 below, shall remain in effect with respect to all future deferrals hereunder.”

2.	Section 5.4 of the Plan is amended to read as follows:

“5.4	Subsequent Election Changes. Notwithstanding any provision contained herein to the contrary, a Participant may not elect to change his election as to the time and form of distribution.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 31st day of December, 2012.

GARDNER DENVER, INC.

/s/ Michael M. Larsen
Michael M. Larsen
Title: President & Chief Executive Officer

/s/ Brent A. Walters
Brent A. Walters
Title: Vice President, General Counsel & Chief Compliance Officer